UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 30, 2016

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2016, PhotoMedex, Inc. (the “Company”) (Nasdaq and TASE: PHMD) and its subsidiary PhotoMedex Technology, Inc. (“PTECH”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Pharma Cosmetics Laboratories Ltd., an Israeli corporation, and its subsidiary Pharma Cosmetics Inc., a Delaware corporation (together “PHARMA”) to acquire the Neova® skincare business (the “Transferred Business”) from PTECH, for a total purchase price of $1.8 million (the “Purchase Price”).

The Purchase Price is subject to a post-closing working capital adjustment, pursuant to which the Purchase Price paid to the Company at closing will be adjusted up or down by an amount equal to the difference between the defined actual working capital and the target net working capital of $200,000. Target working capital is defined as the net Accounts Receivable less trade Accounts Payable related to the Transferred Business as of the closing date. The closing is anticipated to occur in September 2016.

The Asset Purchase Agreement provides that PHARMA will make offers of employment to certain employees of the Transferred Business.

The Asset Purchase Agreement contains customary representations, warranties and covenants by each of the Company, PTECH and PHARMA, as well customary indemnification provisions among the parties.

The parties entered into several ancillary agreements as part of this transaction, including an Escrow Agreement and a Transition Services Agreement.

Under the Escrow Agreement, $250,000 of the Purchase Price (the "Escrow Amount") will be placed into an escrow account held by U.S. Bank National Association as Escrow Agent.  The funds shall remain in escrow for one year following the closing of the transaction.

Under the Transition Services Agreement, PHMD will continue to provide certain accounting, benefit, payroll, regulatory, IT support and other services to PHARMA for periods ranging from approximately three to up to nine months following the closing. During those periods, PHARMA will arrange to transition the services it receives to its own personnel.  PHARMA shall also have the right to continue occupying certain portions of PHMD’s Willow Grove, Pennsylvania facility and the Orangeburg, New York facility of PHMD’s Radiancy, Inc. subsidiary for a period of time.

The foregoing description of the Asset Purchase Agreement, its ancillary agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the copies of the Asset Purchase Agreement, the Escrow Agreement, and the Transition Services Agreement, which are incorporated by reference as exhibits to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibits
2.1	Asset Purchase Agreement, dated August 30, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: September 6, 2016	By: /s/ Dolev Rafaeli
Dolev Rafaeli Chief Executive Officer